SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT



 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934
 Date of Report (date of the earliest event reported):  July
                          19, 1995



                                          Ryan, Beck & Co.,
         Inc                                      .
   (Exact name of registrant as specified in its charter)



              New Jersey                    33-5543
22-1773796
(State or other jurisdiction(Commission    (IRS Employer
  of incorporation      File Number     Identification No.)



80 Main Street, West Orange, New Jersey        07052
(Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code:    (201)
325-3000



This document consists of ___4____pages
Exhibit Index appears on page__3___

Item 5. - Other Events

On July 18, 1995, Ryan, Beck & Co., Inc. announced a stock repurchase program. The Board of Directors has authorized the repurchase of up to $1 million worth of stock in the open market and through private transactions over the next
24 months when it deems appropriate. A press release announcing the repurchase program and containing certain additional information is attached hereto as Exhibit A and incorporated herein by reference.


Item 7. - Financial Statements and Exhibits

Exhibit A - Press release dated July 18, 1995


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       Ryan, Beck & Co., Inc.
                                             Registrant



                                            (Signature)
                                       Leonard J. Stanley
                                       Chief Financial
Officer

Date:  July 19, 1995

                          EXHIBITS


Exhibit A - Press release dated July 18, 1995 - Page 4

                            Press Contact:         Linda S.
Diana
                                        Marketing Director

                            FOR IMMEDIATE RELEASE

  RYAN, BECK & CO. REPORTS HIGHER SECOND QUARTER EARNINGS;
       DECLARES $.05 REGULAR AND $.13 SPECIAL DIVIDEND
           AND ANNOUNCES SHARE REPURCHASE PROGRAM

      WEST ORANGE, NJ -- July 18, 1995 -- Ryan, Beck & Co., Inc. (NASDAQ: RBCO), an investment banking firm specializing in the commercial banking and thrift industries and tax-exempt securities, today announced that its 1995 second quarter earnings surpassed those of the same 1994 period. Results for the first half of 1995, however, were lower than similar results in the prior year.

      Second quarter 1995 revenues were $7,086,000, compared with $5,902,000 for the same period last year. Second quarter net income was $1,060,000, or $.31 per share, compared with $830,000, or $.24 per share in 1994. Total first half revenues were $12,619,000, compared with $13,249,000 for the same period last year. Net income for the six months ended June 30, 1995 was $1,247,000, or $.37 per share, compared with $2,233,000, or $.64 per share, the prior year.

      The Board of Directors also announced the declaration of a special cash dividend on common shares of $.13 per share and a regular quarterly cash dividend of $.05 per share. Both dividends have a record date of July 28, 1995, and a payment date of August 8, 1995.

       Commenting on the results, President and Chief Executive Officer Allen S. Greene stated, "We are generally pleased with the results for the second quarter. The company continues to take steps to increase profitability and shareholder value. Examples include the opening of our West Palm Beach, Florida office in May for our retail and investment banking divisions and the activation of Ryan, Beck Planning and Insurance Agency, Inc. This group offers annuities, life insurance and various other products to our customers. These steps, and others, are helping us position Ryan, Beck for future growth."

      The Company also announced a stock repurchase program. The Board of Directors has authorized the repurchase of up to $1 million worth of stock in the open market and through private transactions over the next 24 months when it deems appropriate.

      Ryan, Beck is headquartered in West Orange, New Jersey and has branch offices in Bala Cynwyd, Pennsylvania and West Palm Beach, Florida. The firm engages in underwriting, market making, distribution, and trading of bank and thrift equity and debt securities and tax-exempt bonds; consulting, research, and financial services to the banking and thrift industries; and general securities brokerage.

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